UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/14/2008

Interline Brands, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32380

Delaware	03-0542659
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

801 West Bay Street
Jacksonville, Florida 32204

(Address of principal executive offices, including zip code)

(904) 421-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2008, Interline Brands, Inc. ("Interline" or the "Company") entered into a Separation Agreement and General Release of All Claims (the "Separation Agreement") with William E. Sanford, President and Chief Operating Officer. Effective immediately, Mr. Sanford has resigned his positions as President and Chief Operating Officer so that he can permanently relocate to Philadelphia by the end of 2008 to spend more time with his family. The Company will not immediately fill Mr. Sanford's position. Michael Grebe, Chairman and Chief Executive Officer, and other members of management will assume responsibility for Mr. Sanford's previous roles.

Mr. Sanford will continue with the Company as the Executive Vice President of Acquisitions. However, he will no longer be an executive officer of the Company (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended). The Separation Agreement provides that Mr. Sanford's employment with the Company will end on December 31, 2008 or upon such earlier date as may be specified by the Company or Mr. Sanford in accordance with the Separation Agreement.

Under the Separation Agreement, certain stock options granted to Mr. Sanford in connection with the Company's initial public offering in December 2004 were amended to allow Mr. Sanford the right to exercise those stock options until December 31, 2010. In exchange for the extension of the aforementioned exercise period, Mr. Sanford agreed to a 4-year non-competition restriction and 5-year non-solicitation restriction relating to his activities after leaving the Company. These restrictions prohibit Mr. Sanford from competing with the business of the Company as it exists on the date of his separation from the Company, subject to certain de minimis exceptions for otherwise competitive activities that are incidental to the business of the Company or any third party with which Mr. Sanford may become affiliated in the future.

The Company and Mr. Sanford agreed that his separation shall be treated as occurring by mutual agreement of the parties. Mr. Sanford also agreed to waive any right to seek or receive any severance payments from the Company. Mr. Sanford will continue to receive his previously agreed upon base salary through the remaining term of his employment, unless he ceases to work full-time for the Company. Mr. Sanford will also be eligible to receive an annual bonus for the calendar year 2008 payable in accordance with the existing terms of his employment agreement, except that such bonus shall be payable only for the number of days worked for the Company in proportion to 365 days.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

10.1 Separation Agreement and General Release of All Claims dated June 14, 2008 between the Company and William E. Sanford

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interline Brands, Inc.

Date: June 16, 2008	By:	/s/ Thomas J. Tossavainen
Thomas J. Tossavainen
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Separation Agreement and General Release of All Claims dated June 14, 2008 between the Company and William E. Sanford